1 CONFIDENTIAL AGREEMENT AND GENERAL RELEASE This Confidential Agreement and General Release (“Agreement”) is by and between Better Choice Company, Inc., a Delaware Corporation, with its principal place of business at 12400 Race Track Road, Tampa Florida 33526 (referred to throughout this Agreement as “Employer”) and Scott Lerner, and is effective as of the Effective Date (as defined below). WHEREAS, Executive is employed by Employer under an Employment Agreement effective as of the 28th day of December 2020 (“Employment Agreement”); WHEREAS, in exchange for execution (and non-revocation) of this Agreement, Employer is offering Executive consideration that Executive would not otherwise receive without execution of this Agreement; NOW THEREFORE, Employer and Executive agree as follows: 1. Separation Date.

2 . d. Executive’s separation date will be October 14, 2022 (“Separation Date”). On the first pay period administratively practicable following Executive’s Separation Date, Executive shall be paid for Executive’s remaining vacation accrued but unused through Executive’s Separation Date in the amount of 78.67 hours (calculated based on Executive’s regular base salary (at a rate of $350,000 per year). 2. Consideration. In consideration for Executive signing (and not revoking) this Agreement within the Initial Consideration Period and re-signing (and not revoking) the Agreement after the Separation Date as required by Paragraph 15, complying with its terms and fulfilling the promises contained herein, including Executive’s covenants under the Employment Agreement which continue post-termination, Employer agrees to provide Executive with the pay and/or benefits set forth below following the Effective Date of the Agreement: a. Severance: Severance in the form of salary continuation equal to six (6) months of Executive’s current Base Salary of $350,000 per year (for a total severance amount of $175,000), less applicable withholdings and deductions, to be paid in the form of salary continuation on Employer’s regularly scheduled payroll periods with the first payment and any retroactive payments due to be paid on the first pay period administratively practicable after the Effective Date of this Agreement (as defined below). b. Continued Health Insurance Coverage through COBRA: Continued health insurance coverage through COBRA under the Employer plan at Employer’s expense (less employee premiums, if any, and provided Executive is covered by the Employer provided health insurance plan as of the Separation Date and timely elects COBRA coverage) from November 1, 2022 through the earlier to occur of (i) April 30, 2024 or (ii) such time as Executive has secured full-time employment which provides healthcare coverage. Should Executive fail to execute or re-execute the Agreement or revoke the Agreement or re-execution, COBRA coverage at Executive’s sole expense shall begin November 1, 2022. c. Continued Vesting of Time Based Equity: Immediate vesting of 95,833 unvested options of the Company’s common stock, par value 0.001 per share, held by Executive under the 2019 Incentive Award Plan and applicable grant agreements (representing the time-based stock options that would have vested during the period beginning on Separation Date and ending on April 14, 2023). As of the Separation Date, Executive will be fully vested in 177,081 options (the “Vested Options”); any stock options or other equity held by Executive that has not vested as of the Separation Date (168,753 options) shall be immediately forfeited on the Separation Date. A summary of the treatment of the options if Executive executes and re-executes the Agreement and does not revoke the Agreement or re-execution is attached as Exhibit A. Notwithstanding anything to the contrary contained in the 2019 Incentive Award Plan or the applicable grant agreements, Executive shall have until April 30, 2025 to exercise the Vested Options. Should Executive fail to execute or re-execute the Agreement or revoke the Agreement or re-execution, the offer of immediate vesting shall be null and void and an additional 84,833 unvested options shall also be forfeited as of the Separation Date and the offer of the additional

3 time to execute the Vested Options shall be null and void. 3. No Consideration Absent Execution of this Agreement. Executive understands and agrees that Executive would not receive the monies and/or benefits specified in paragraphs 2.b or 2.c above, except for Executive’s execution of this Agreement and the fulfillment of the promises contained herein. 4. General Release, Claims Not Released and Related Provisions a. General Release of All Claims. Executive, on behalf of Executive and Executive’s heirs, executors, administrators, successors, and assigns (“Executive Releasors”) knowingly and voluntarily releases and forever discharges Employer, and its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors and assigns and its employee benefit plans and programs and its administrators and fiduciaries (collectively referred to throughout the remainder of this Agreement as “Employer Releasees”), of and from any and all claims, known and unknown, asserted or unasserted, which Executive has or may have against Employer Releasees as of the date of execution of this Agreement, including, but not limited to, (i) any alleged violation of (a) Title VII of the Civil Rights Act of 1964; (b) The Employee Retirement Income Security Act of 1974 (“ERISA”) (except for any vested benefits under any tax qualified benefit plan); (c) The Americans with Disabilities Act of 1990; (d) The Age Discrimination in Employment Act of 1967; (e) the Illinois Human Rights Act (“IHRA”), the Illinois Wage Payment and Collection Act (“IWPCA”), the Illinois Minimum Wage Law (“IMWL”), the Cook County Human Rights Ordinance; the Illinois Whistleblower Reward Protection Act, and the Illinois Biometric Information Privacy Act, The Florida Civil Rights Act; Florida Whistleblower Protection Act; The Florida Workers’ Compensation Retaliation provision; The Florida Minimum Wage Act; and The Florida Constitution; (f) any other federal, state or local law, rule, regulation, or ordinance relating to harassment, discrimination, retaliation or whistleblowing; or (g) any public policy, contract, tort, or common law; (ii) any claims for vacation, sick or personal leave pay, short term or long term disability benefits, or payment pursuant to any practice, policy, handbook or manual; or (iii) any basis for recovering costs, fees, or other expenses including attorneys’ fees incurred in these matters. (Note: All statutes referred to or covered by the foregoing are intended to be construed and applied in their most current and/or amended form as of the date Executive signs this Agreement). b. Claims Not Released. Executive is not waiving any rights Executive may have to: (i) Executive’s own vested accrued employee benefits under Employer’s health, welfare, retirement or equity benefit plans as of the Separation Date; (ii) benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (iii) pursue claims which by law cannot be waived by signing this Agreement; (iv) enforce this Agreement; and/or (v) challenge the validity of this Agreement. c. Governmental Agencies. Nothing in this Agreement prohibits or

4 prevents Executive from filing a charge with or participating, testifying, or assisting in any investigation, hearing, or other proceeding before the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board or a similar agency enforcing federal, state or local anti-discrimination or other laws. However, to the maximum extent permitted by law, Executive agrees that if such an administrative claim is made to such an anti-discrimination agency, Executive shall not be entitled to recover any individual monetary relief or other individual remedies. In addition, nothing in this Agreement, including but not limited to the release of claims nor the confidentiality and non-disparagement clauses, prohibits Executive from: (i) reporting possible violations of federal or applicable state law or regulations, including any possible securities laws violations, to any governmental agency or entity, including but not limited to the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the U.S. Congress, or any agency Inspector General; (ii) making any other disclosures that are protected under the whistleblower provisions of federal or applicable state law or regulations; or (iii) otherwise fully participating in any federal or applicable state whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange Commission and/or the Occupational Safety and Health Administration. Moreover, nothing in this Agreement prohibits or prevents Executive from receiving individual monetary awards or other individual relief by virtue of participating in such federal whistleblower programs. d. Collective/Class Action Waiver. If any claim is not subject to release, to the extent permitted by law, Executive waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which Employer or Employer Releasees are a party. 5. Acknowledgments and Affirmations. a. Compensation and Benefits. Executive affirms that, except as otherwise provided in this Agreement, Executive (i) has been paid and/or has received all compensation, wages, bonuses, commissions, profit sharing, stock options or other ownership interest in the Employer and/or benefits, which are due and payable as of the date Executive signs this Agreement; (ii) has been granted any leave to which Executive was entitled under the Family and Medical Leave Act or state or local leave or disability accommodation laws; and (iii) has no known workplace injuries or occupational diseases. b. Employment Agreement Covenants. Executive affirms that throughout Executive’s employment Executive has complied with the terms and covenants of Executive’s Employment Agreement, including but not limited to with respect to Confidential Information (Section 11), Non-Solicitation (Section 12) and Noncompetition (Section 18). Executive further understands and acknowledges that Executive remains bound by Executive’s covenants in the Employment Agreement that continue post-termination, including but not limited to, Confidential Information (Section 11), Non-Solicitation (Section 12) and Noncompetition (Section 18). Executive also affirms that Executive has not divulged any proprietary or confidential information of Employer except in the course of the performance of services for Employer prior to the Separation Date, and will continue to maintain the confidentiality of such information consistent with Employer policies and any agreements with Employer and/or common law. Executive explicitly affirms and agrees that Executive will not share Employer’s confidential

5 information with any of Employer’s competitors. c. Claims/Retaliation. Executive affirms that (i) Executive has not filed, caused to be filed, or presently is a party to any claim against Employer Releasees; (ii) Executive has not been retaliated against for reporting any allegations of wrongdoing by Employer Releasees, including any allegations of fraud; and (iii) all of Employer’s decisions regarding Executive’s pay and benefits through Executive’s Separation Date were not discriminatory based on disability, race, color, sex, age, religion, national origin, or any other classification protected by law. d. Medicare/CMS. Executive affirms that as of the date Executive signs this Agreement, Executive is not receiving Medicare benefits. Nonetheless, if the Centers for Medicare & Medicaid Services (CMS) (this term includes any related agency representing Medicare’s interests) determines that Medicare has an interest in the payment to Executive under this Agreement, Executive agrees to (i) indemnify, defend and hold Employer Releasees harmless from any action by CMS relating to medical expenses of Executive, (ii) reasonably cooperate with Employer Releasees upon request with respect to any information needed to satisfy the reporting requirements under Section 111 of the Medicare, Medicaid, and SCHIP Extension Act of 2007, if applicable, and any claim that the CMS may make and for which Executive is required to indemnify Employer Releasees under this paragraph, and (iii) waive any and all future actions against Employer Releasees for any private cause of action for damages pursuant to 42 U.S.C. § 1395y(b)(3)(A). 6. Limited Disclosure and Return of Property. a. Executive agrees not to disclose any information regarding the underlying facts leading up to or the existence or substance of this Agreement, including the dollar amounts herein, except to Executive immediate family members, tax or financial advisors, attorney, to any federal, state, or local government agency, and/or pursuant to a court order, subpoena or otherwise required by law. If Executive engages in any permissible disclosure, as set forth above, such persons to which disclosure is made shall be advised that they, in turn, are bound by the requirements of this confidentiality provision. b. Executive affirms that, as of the Executive’s Separation Date, Executive has returned or will return all of Employer property, documents, and/or any confidential information in Executive’s possession or control.

6 8. Non-Disparagement/References. a. Non-disparagement. Executive agrees that Executive will not in any way maliciously disparage or defame the good name of the Employer Releasees or its or their business in any forum, including to the media. In the event that Executive violates this provision, Executive acknowledges that Employer has the right to institute an action against Executive for any damages plus the reimbursement of attorneys’ fees and costs incurred in connection with the enforcement of this provision. It is understood that the rest of this Agreement would, nevertheless, remain in full force and effect. b. References. Requests for employment verification should be referred to Sharla Cook. In response to such requests, Employer only shall provide Executive’s title and dates of employment. 9. Governing Law, Breach Interpretation. This Agreement shall be governed and conformed in accordance with the laws of the state of Delaware without regard to its conflict of laws provision. The parties agree that any disputes relating to this Agreement shall be filed in state or federal court in the State of Delaware. In the event of a material breach by Executive of any material provision of this Agreement, or the Employment Agreement, Executive shall no longer be entitled to, and the Company shall no longer be obligated to pay, any remaining unpaid portion of the Consideration provided in Paragraph 2 as of the date of such breach. In addition, in the event of a breach by either Party of any provision of this Agreement or the Employment Agreement, either party may institute an action to specifically enforce the term or terms of this Agreement and/or to seek any damages for breach. The parties expressly waive any entitlement to have such controversies decided by a jury. Notwithstanding the above, the parties retain all rights related to breach under the Employment Agreement. Should any provision of this Agreement be declared illegal or unenforceable and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. If Paragraph 4 of this Agreement is found to be invalid or unenforceable, the parties agree to modify that paragraph and the release in a manner to provide Employer with the broadest protection available and, if necessary, Executive agrees to immediately execute a valid and enforceable release in favor of Employer. 10. Non-admission of Wrongdoing. The parties agree that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission by Executive or Employer Releasees of wrongdoing or evidence of any liability or unlawful conduct of any kind. 11. Amendment. This Agreement may not be modified, altered or changed except in writing and signed by both parties wherein specific reference is made to this Agreement. 12. Construction of Agreement and Section Headings. Each of the parties (and their respective attorneys as applicable) have reviewed, revised, and negotiated or had the opportunity to negotiate the terms, conditions, and language of this Agreement. The rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in interpreting this Agreement. Section and paragraph titles in this Agreement are used for convenience only and are not intended to and shall not in any way enlarge, define, limit, or extend

7 the rights or obligations of the parties or affect the interpretation of this Agreement. 13. Counterparts and Electronic Signature. This Agreement may be signed in counterparts, each of which shall be deemed an original, but all of which, taken together shall constitute the same instrument. A signature made on a faxed or electronically mailed copy of the Agreement or a signature transmitted by facsimile or electronic mail shall have the same effect as the original signature. 14. Entire Agreement. This Agreement and the Employment Agreement sets forth the entire agreement between the Parties hereto, and fully supersede any prior agreements or understandings between the Parties. Executive acknowledges that Executive has not relied on any representations, promises, or agreements of any kind made to Executive in connection with Executive’s decision to accept this Agreement, except for those set forth in this Agreement.

8 The parties knowingly and voluntarily sign this Confidential Agreement and General Release as of the date(s) set forth below: SCOTT LERNER BETTER CHOICE COMPANY, INC. ___________________________________ By: Sharla Cook Date: ___________9/13/22______________ Title: Chief Financial Officer Date: ________________________ TO BE RE-EXECUTED WITHIN TWO (2) BUSINESS DAYS AFTER OCTOBER 14, 2022 SEPARATION DATE: Re-Execution pursuant to Paragraph 15(e): SCOTT LERNER ___________________________________ 10/14/22 Date: ______________________________

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10 EXHIBIT A SUMMARY OF NQ STOCK OPTIONS Grant Date Exercise Price Amount Vesting Through 10/14/22 Options Accelerated Per Separation Agreement (10/15/22- 4/14/23) Options Forfeited 12/28/2020 $ 6.78 83,334 48,611 13,889 20,834 3/3/2021 $ 8.82 200,000 105,555 33,333 61,112 7/8/2021 $ 5.00 33,333 13,888 5,556 13,889 8/19/2021 $ 5.00 25,000 9,027 4,167 11,806 2/1/2022 $ 2.29 100,000 - 38,888 61,112 441,667 177,081 95,833 168,753